Vocus Announces Results for Third Quarter 2011
Company Reports 17% Revenue Growth and Record Number of New Customer Additions on Strong Demand
from Small Business Market

Beltsville, MD: October 25, 2011 – Vocus, Inc. (NASDAQ: VOCS), a leading provider of cloud-based marketing and PR software, announced today financial results for the third quarter ended September 30, 2011.

“We are thrilled to have added a record number of new customers across a variety of industries and segments,” said Rick Rudman, President and CEO of Vocus, Inc. “While we saw strong demand from organizations of all sizes we are particularly pleased with the continued momentum in our small business market, which presents a significant growth opportunity for Vocus. With the recent launch of our new cloud-based marketing suite we believe we are uniquely positioned to serve this vast market by helping organizations reach and influence buyers across social networks, online and through the media.”

Financial Highlights

•	GAAP revenue for the third quarter of 2011 was $28.9 million, a 17% increase over the comparable period in 2010.

•	GAAP loss from operations for the third quarter of 2011 was $(314,000), compared to $(957,000) for the comparable period in 2010.

•	Non-GAAP income from operations for the third quarter of 2011 was $4.2 million, compared to $3.9 million for the comparable period in 2010.

•	GAAP net loss for the third quarter of 2011 was $(212,000) or $(0.01) per diluted share, compared to $(742,000) or $(0.04) per diluted share for the comparable period in 2010.

•	Non-GAAP net income for the third quarter of 2011 was $4.4 million or $0.21 per diluted share, compared to $4.1 million or $0.21 per diluted share for the comparable period in 2010.

•	Total deferred revenue as of September 30, 2011 was $55.2 million compared to $47.6 million at September 30, 2010.

•	Cash flow from operations for the third quarter of 2011 was $4.8 million, and free cash flow for the third quarter of 2011 was $1.8 million, which includes a $147,000 payment of contingent consideration for business acquisitions in excess of the fair value recorded on the acquisition date.

•	Total cash, cash equivalents and short-term investments as of September 30, 2011 was $106.6 million.

•	Purchased 643,410 shares of common stock during the third quarter 2011 under its stock repurchase program at an aggregate cost of $13.0 million.

This release includes non-GAAP financial measures. For a description of these non-GAAP financial measures, please refer to section “Use of Non-GAAP Financial Measures” and the accompanying table entitled “Reconciliation of Non-GAAP Measures.”

Business Highlights

•	Added 998 net new annual subscription customers during the third quarter of 2011 compared to 579 net new annual subscription customers added during the comparable period in 2010 and ended the quarter with 10,855 total active annual subscription customers.

•	Signed subscription agreements with new and existing customers including American Beverage Association, Aéroport de Bordeaux, Brad Schmett Realtor, Consumer Electronics Association, Dog Ear Publishing, Life Time Fitness, LogMeIn, Michigan Economic Development Corp, Monsanto, Smiles Change Lives, SunGard Systems International, Toothsoap, Trek Bicycle Corporation and YogaSoul Center.

•	Unveiled Vocus Marketing, a new cloud-based marketing suite that helps businesses attract customers on search engines, get followers on Facebook and Twitter and generate buzz and visibility online and in the media.

•	Launched a subscription version of HARO (Help a Reporter Out) which includes customized publicity alerts, journalist profiles and other premium features making it easier for businesses to generate publicity.

•	Announced a $30 million expansion of the stock repurchase program bringing the total authorized amount of common stock available to be repurchased under the program to $60 million.

•	Earned several awards and distinctions including recognition as one of the Top 50 Social Media Blogs of 2011 for BloggingPRWeb.com and inclusion in the Software 500, a ranking of the world’s largest software and service providers.

•	Completed construction and relocated to its new worldwide headquarters, a 93,000 square foot facility located in Beltsville, MD.

Guidance

Vocus is providing, for the first time, guidance for the fourth quarter and revising guidance for the full year 2011 based on information as of October 25, 2011:

•	For the fourth quarter of 2011, revenue is expected to be in the range of approximately $30.1 million to $30.3 million. Non-GAAP EPS is expected to be in the range of $0.21 to $0.22 assuming an estimated non-GAAP weighted average 20.4 million diluted shares outstanding and an estimated non-GAAP effective tax benefit of 3%. Stock-based compensation, amortization of intangible assets, acquisition related expenses and adjustments to the fair value of contingent consideration for earn-outs are expected to be $0.25 per share. GAAP EPS is expected to be in the range of $(0.04) to $(0.03) assuming an estimated weighted average 18.8 million basic and diluted shares outstanding.

•	For the full year of 2011, non-GAAP revenue is expected to be in the range of $114.6 million to $114.8 million. For the full year of 2011, GAAP revenue is expected to be in the range of approximately $114.4 million to $114.6 million. Non-GAAP EPS is expected to be in the range of $0.78 to $0.79 assuming an estimated non-GAAP weighted average 20.8 million diluted shares outstanding and an estimated non-GAAP effective tax benefit of 12%. Stock-based compensation, amortization of intangible assets, acquisition related expenses, the effect of adjustments to deferred revenue related to purchase accounting and adjustments to the fair value of contingent consideration for earn-outs are expected to be $0.96 per share. GAAP EPS is expected to be in the range of $(0.18) to $(0.17) assuming an estimated weighted average 18.8 million basic and diluted shares outstanding. Free cash flow is expected to range from $17.0 million to $18.0 million.

Conference Call Information

Vocus will discuss the financial results and business highlights of the third quarter of 2011 in a conference call at 4:30 p.m. ET, or 1:30 p.m. PT, today. Investors are invited to listen to a live audio webcast of the conference call on the Investor Relations section of the Company’s website at http://onlinepressroom.net/vocus/ir/webcast/. A replay of the webcast will be available approximately one hour after the conclusion of the call and will remain available for 30 calendar days following the conference call. An audio replay of the conference call will also be available approximately two hours after the conclusion of the call. The audio replay will be available until November 8, 2011 at 11:59 p.m. ET and can be accessed by dialing (706) 645-9291 or (800) 642-1687 and entering conference number 31801846.

About Vocus, Inc.

Vocus (Nasdaq: VOCS) is a leading provider of cloud-based marketing and PR software that helps organizations of all sizes reach and influence buyers across social networks, online and through the media. Vocus provides a suite of software for social media, content marketing and media relations, creating a comprehensive solution for our customers looking to generate awareness, build their reputation and increase sales in today’s customer-led buying cycle.  Vocus is used by more than 40,000 organizations worldwide and is available in seven languages. For more information, please visit www.vocus.com or call (800) 345-5572.

Forward-Looking Statement

This release contains “forward-looking” statements that are made pursuant to the Safe Harbor provision of the Private Securities Litigation Reform Act of 1995. These statements are predictive in nature, that depend upon or refer to future events or conditions or that include words such as “may,” “will,” “expects,” “projects,” “anticipates,” “estimates,” “believes,” “intends,” “plans,” “should,” “seeks,” and similar expressions. This press release contains forward-looking statements relating to, among other things, Vocus’ expectations and assumptions concerning future financial performance. Forward-looking statements involve known and unknown risks and uncertainties that may cause actual future results to differ materially from those projected or contemplated in the forward-looking statements. Forward-looking statements may be significantly impacted by certain risks and uncertainties described in Vocus’ filings with the Securities and Exchange Commission.

The risks and uncertainties referred to above include, but are not limited to, risks associated with possible fluctuations in our operating results and rate of growth, our history of operating losses, risks associated with acquisitions, including our ability to successfully integrate acquired businesses, risks associated with our foreign operations, interruptions or delays in our service or our web hosting, our business model, breach of our security measures, the emerging market in which we operate, our relatively limited operating history, our ability to hire, retain, and motivate our employees and manage our growth, competition, our ability to continue to release and gain customer acceptance of new and improved versions of our service, successful customer deployment and utilization of our services, fluctuations in the number of shares outstanding, foreign currency exchange rates and interest rates.

Vocus, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(dollars in thousands)

	December 31,	September 30,
	2010 *	2011
		(unaudited)
Assets
Current assets:
Cash and cash equivalents	$94,918	$101,428
Short-term investments	5,496	5,207
Accounts receivable, net	20,846	16,774
Deferred income taxes	365	365
Prepaid expenses and other current assets	3,790	2,044

Total current assets	125,415	125,818
Property, equipment and software, net	6,183	18,209
Intangible assets, net	7,534	5,704
Goodwill	26,278	38,306
Deferred income taxes, net of current portion	8,314	10,328
Other assets	156	1,112

Total assets	$173,880	$199,477

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses (including contingent consideration of $1,287 and $2,993 at	$9,456	$14,899
December 31, 2010 and September 30, 2011, respectively)
Notes payable and capital lease obligations	152	184
Deferred revenue	55,722	54,460

Total current liabilities	65,330	69,543
Notes payable and capital lease obligations, net of current portion	192	895
Other liabilities	2,005	11,380
Deferred income taxes, net of current portion	1,065	980
Deferred revenue, net of current portion	854	730

Total liabilities	69,446	83,528
Stockholders’ equity:
Common stock	204	217
Additional paid-in capital	166,985	197,338
Treasury stock	(28,417)	(44,525)
Accumulated other comprehensive loss	(175)	(93)
Accumulated deficit	(34,163)	(36,988)

Total stockholders’ equity	104,434	115,949

Total liabilities and stockholders’ equity	$173,880	$199,477

* In accordance with ASC 805, balances as of December 31, 2010 reflect adjustments made during the measurement period to the final purchase price allocation resulting in reductions to goodwill of $617 and to accrued expenses and other liabilities of $70 and $547, respectively.

Vocus, Inc. and Subsidiaries

Consolidated Statements of Operations

(dollars in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2011	2010	2011
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenues	$24,701	$28,886	$70,753	$84,355
Cost of revenues	4,906	5,367	14,064	16,120

Gross profit	19,795	23,519	56,689	68,235
Operating expenses:
Sales and marketing	12,341	14,181	36,236	42,422
Research and development	1,561	1,773	4,216	5,588
General and administrative	6,230	7,437	17,257	23,162
Amortization of intangible assets	620	442	1,682	1,693

Total operating expenses	20,752	23,833	59,391	72,865
Loss from operations	(957)	(314)	(2,702)	(4,630)
Other income (expense)	42	5	100	229

Loss before provision (benefit) for income taxes	(915)	(309)	(2,602)	(4,401)
Provision (benefit) for income taxes	(173)	(97)	676	(1,576)

Net loss	$(742)	$(212)	$(3,278)	$(2,825)

Net loss per share:
Basic and diluted	$(0.04)	$(0.01)	$(0.18)	$(0.15)
Weighted average shares outstanding used in computing per share amounts:
Basic and diluted	17,836,960	19,289,740	17,950,905	18,745,508

Vocus, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(dollars in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2011	2010	2011
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Cash flows from operating activities:
Net loss	$(742)	$(212)	$(3,278)	$(2,825)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	1,225	1,226	3,150	3,834
Other non-cash charges, net	3,417	4,077	9,367	10,900
Excess tax benefits from equity awards	—	—	(727)	—
Payments of contingent consideration for business	—	(147)	—	(147)
acquisitions in excess of fair value on acquisition date
Changes in operating assets and liabilities	(1,495)	(189)	3,536	13,054

Net cash provided by operating activities	2,405	4,755	12,048	24,816
Cash flows from investing activities:
Business acquisitions, net of cash acquired	—	—	(8,921)	(6,947)
Net change in available-for-sale securities	2,961	4,826	13,158	290
Purchases of property, equipment and software, net	(236)	(2,956)	(1,393)	(13,286)
Software development costs	—	(164)	(414)	(230)

Net cash provided by (used in) investing activities	2,725	1,706	2,430	(20,173)
Cash flows from financing activities:
Purchases of common stock	(5,191)	(12,970)	(13,503)	(16,108)
Proceeds from exercises of stock options	280	1,798	386	18,936
Payments of contingent consideration for business acquisitions	—	(590)	—	(1,289)
Excess tax benefits from equity awards	—	—	727	—
Net proceeds from (payments on) notes payable and capital	(63)	346	(260)	301
lease obligations

Net cash provided by (used in) financing activities	(4,974)	(11,416)	(12,650)	1,840
Effect of exchange rate changes on cash and cash equivalents	357	(394)	(152)	27

Net increase (decrease) in cash and cash equivalents	513	(5,349)	1,676	6,510
Cash and cash equivalents, beginning of period	86,980	106,777	85,817	94,918

Cash and cash equivalents, end of period	$87,493	$101,428	$87,493	$101,428

Use of Non-GAAP Financial Measures

Vocus provides non-GAAP measures for revenue, income from operations, net income, diluted net income per share and free cash flow as supplemental information.

We define non-GAAP revenue as GAAP revenue adjusted for the impact of the fair value adjustment to deferred revenue related to purchase accounting. Management believes the adjustment is useful to investors as a more accurate measure of our ongoing performance from the acquisitions.

We define non-GAAP income from operations as GAAP income from operations including the impact of non-GAAP revenue and excluding stock-based compensation, amortization of acquired intangible assets, fair value adjustments to contingent consideration and acquisition related expenses.

We define non-GAAP net income as GAAP net income including the impact of non-GAAP revenue and excluding stock-based compensation, amortization of acquired intangible assets, fair value adjustments to contingent consideration including the effect of foreign currencies and acquisition related expenses.

Stock-based compensation included in our GAAP financial results relates to stock option and restricted stock awards. Companies record stock-based compensation by applying varying valuation methodologies and subjective assumptions to different types of equity awards. Amortization of acquired intangible assets included in our GAAP financial results consists of amortization of non-compete agreements, trade names, purchased technology and customer relationships that are not expected to be replaced when fully amortized, as a depreciable tangible asset might. Amortization expense can vary from period to period due to the timing and size of our acquisitions. Our GAAP financial results include adjustments to the fair value of contingent consideration for acquisition earn-outs as of each reporting date from the fair value recorded on the acquisition date. Acquisition related expenses included in our GAAP general and administrative costs consist of legal, accounting and other professional fees incurred during the reporting period in connection with our acquired businesses. Management believes these non-GAAP measures allow management and investors to make meaningful comparisons between our operating results and those of the other companies, as well as provide a consistent comparison of our relative historical financial performance.

We define free cash flow as cash flow from operations less net capital expenditures, capitalized software development costs plus the excess tax benefits from equity awards and payments of contingent consideration for business acquisitions in excess of fair value on acquisition date. Management considers free cash flow to be a liquidity measure which provides useful information to management and investors regarding our ability to generate cash from operations that is available for acquisitions and other investments. Our definition of free cash flow may be different from definitions used by other companies.

Management uses non-GAAP income from operations, non-GAAP net income and free cash flow to evaluate operating performance, determine incentive compensation and to prepare operating budgets and determine the appropriate levels of capital investments. However, management believes that non-GAAP income from operations, non-GAAP net income and free cash flow are subject to material limitations since they may not be indicative of ongoing operating results. Management compensates for the limitations in the use of non-GAAP measures by also utilizing GAAP financial measures and by providing investors with a detailed reconciliation between our GAAP and non-GAAP financial results. Investors are advised to carefully review and consider this information as well as the GAAP financial results that are disclosed in our SEC filings.

Vocus, Inc. and Subsidiaries

Reconciliation of Non-GAAP Measures

(dollars in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2011	2010	2011
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Reconciliation of GAAP revenue to non-GAAP revenue:
GAAP revenue	$24,701	$28,886	$70,753	$84,355
Fair value adjustment to deferred revenue	400	—	800	181

Non-GAAP revenue	$25,101	$28,886	$71,553	$84,536

Reconciliation of GAAP loss from operations to non-GAAP income from operations:
Loss from operations	$(957)	$(314)	$(2,702)	$(4,630)
Stock-based compensation	3,237	3,442	9,419	11,278
Amortization of intangible assets	669	562	1,768	2,055
Fair value adjustment to deferred revenue	400	—	800	181
Fair value adjustments to contingent consideration	481	533	481	1,122
Acquisition related expenses	25	—	1,013	187

Non-GAAP income from operations	$3,855	$4,223	$10,779	$10,193

Reconciliation of GAAP net loss to non-GAAP net income:
Net loss	$(742)	$(212)	$(3,278)	$(2,825)
Stock-based compensation	3,237	3,442	9,419	11,278
Amortization of intangible assets	669	562	1,768	2,055
Fair value adjustment to deferred revenue	400	—	800	181
Fair value adjustments to contingent consideration	481	563	481	1,046
including effects of foreign currency
Acquisition related expenses	25	—	1,013	187

Non-GAAP net income	$4,070	$4,355	$10,203	$11,922

Non-GAAP diluted net income per share	$0.21	$0.21	$0.52	$0.57
Non-GAAP diluted weighted average shares used in computing per share amounts	19,716,033	21,087,482	19,805,972	20,861,082
Reconciliation of GAAP diluted weighted average shares outstanding to non-GAAP diluted weighted average shares outstanding:
GAAP diluted weighted average shares outstanding	17,836,960	19,289,740	17,950,905	18,745,508
Treasury stock effect of outstanding equity securities and effect of stock-based compensation	1,879,073	1,797,742	1,855,067	2,115,574

Non-GAAP diluted weighted average shares outstanding	19,716,033	21,087,482	19,805,972	20,861,082

Supplemental information of stock-based compensation included in:
Cost of revenues	$318	$359	$1,248	$1,217
Sales and marketing	954	908	2,368	3,204
Research and development	363	495	1,154	1,568
General and administrative	1,602	1,680	4,649	5,289

Total stock-based compensation	$3,237	$3,442	$9,419	$11,278

Reconciliation of cash flow from operations to free cash flow:
Net cash provided by operating activities	$2,405	$4,755	$12,048	$24,816
Purchases of property, equipment and software, net	(236)	(2,956)	(1,393)	(13,286)
Software development costs	—	(164)	(414)	(230)
Excess tax benefits from equity awards	—	—	727	—
Payments of contingent consideration for business	—	147	—	147
acquisitions in excess of fair value on acquisition date

Free cash flow	$2,169	$1,782	$10,968	$11,447